Exhibit 99.1

Federated Investors, Inc. Reports Fourth Quarter and Full-Year 2019 Earnings

•	Q4 2019 EPS of $0.81; full-year 2019 EPS of $2.69

•	Total assets under management reach a record $575.9 billion

•	Board declares $0.27 per share quarterly dividend
(PITTSBURGH, Pa., Jan. 30, 2020) — Federated Investors, Inc. (NYSE: FII), a leading global investment manager, today reported earnings per diluted share (EPS) for Q4 2019 of $0.81, compared to $0.61 for the same quarter last year, on net income of $82.1 million for Q4 2019, compared to $61.5 million for Q4 2018. Full-year 2019 EPS was $2.69, compared to $2.18 for 2018 on net income of $272.3 million for 2019, compared to $220.3 million for 2018. Federated's full-year 2018 results included a $27.2 million pre-tax net expense, representing $0.21 per diluted share net of tax, primarily related to two foreign currency forward derivative instruments (FX Forward Loss) entered into in connection with Federated's 2018 acquisition of a majority interest in Hermes Fund Managers Limited (Hermes).
Federated's total managed assets were $575.9 billion at Dec. 31, 2019, up $116.0 billion or 25% from $459.9 billion at Dec. 31, 2018 and up $48.7 billion or 9% from $527.2 billion at Sept. 30, 2019. Average managed assets for Q4 2019 were $550.1 billion, up $106.4 billion or 24% from $443.7 billion reported for Q4 2018 and up $32.1 billion or 6% from $518.0 billion reported for Q3 2019.
"Federated reached new records across all three major asset classes—equity, fixed income and money market—with the latter increasing by $94 billion in 2019 as Federated's diverse lineup of liquidity products offered competitive yields for investors seeking cash-management solutions," said J. Christopher Donahue, president and chief executive officer. "Federated also saw strong sales in the Federated Kaufmann Small Cap Fund, the Hermes Global Equity ESG Fund and a range of other Hermes products."
As announced earlier this month, Federated will change its name to Federated Hermes, Inc., and the company will change its NYSE ticker symbol from FII to FHI. The name change will be effective Jan. 31, 2020, and shares of Federated stock will begin trading on the NYSE under the FHI ticker symbol on Feb. 3, 2020. Also, on Feb. 3, Federated Hermes will launch a multi-faceted campaign to reintroduce the combined company to the investing public. The campaign showcases the combined company as a global leader in active, responsible investing and details its capabilities across asset classes. These changes will come a little more than 18 months after Federated's July 2018 acquisition of a majority interest in London-based Hermes, which operates Hermes Investment Management, a pioneer of integrated ESG investing.
Federated's board of directors declared a quarterly dividend of $0.27 per share. The dividend is payable on Feb. 14, 2020 to shareholders of record as of Feb. 7, 2020. During Q4 2019, Federated purchased 421,052 shares of Federated class B common stock for $11.7 million, bringing the total shares of Class B common stock purchased in 2019 to 614,077 shares for $15.7 million.
Federated's equity assets were a record $89.0 billion at Dec. 31, 2019, up $16.5 billion or 23% from $72.5 billion at Dec. 31, 2018 and up $8.2 billion or 10% from $80.8 billion at Sept. 30, 2019. Top-selling equity funds on a net basis during Q4 2019

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Reports Q4 and Full-Year 2019 Earnings	Page 2 of 12

were Federated Kaufmann Small Cap Fund, Hermes Global Equity ESG Fund, Hermes Global Emerging Markets Fund, Hermes SDG Engagement Equity Fund and Hermes US SMID Equity Fund.
Federated's fixed-income assets were a record $69.0 billion at Dec. 31, 2019, up $5.8 billion or 9% from $63.2 billion at Dec. 31, 2018 and up $3.2 billion or 5% from $65.8 billion at Sept. 30, 2019. Top-selling fixed-income funds on a net basis during Q4 2019 were Federated Ultrashort Bond Fund, Federated Institutional High Yield Bond Fund, Hermes SDG Engagement High Yield Credit Fund, Federated Total Return Bond Fund and Federated Municipal Ultrashort Fund.
Federated's money market assets were a record $395.5 billion at Dec. 31, 2019, up $93.7 billion or 31% from $301.8 billion at Dec. 31, 2018 and up $36.2 billion or 10% from $359.3 billion at Sept. 30, 2019. Money market mutual fund assets were $286.6 billion at Dec. 31, 2019, up $78.1 billion or 37% from $208.5 billion at Dec. 31, 2018 and up $25.4 billion or 10% from $261.2 billion at Sept. 30, 2019. Federated's money market separate account assets were $108.9 billion at Dec. 31, 2019, up $15.6 billion or 17% from $93.3 billion at Dec. 31, 2018 and up $10.8 billion or 11% from $98.1 billion at Sept. 30, 2019.
Financial Summary
Q4 2019 vs. Q4 2018
Revenue increased $50.8 million or 17% primarily due to higher average money market and equity assets and an increase in revenue from assets acquired from PNC Bank, N.A in Q4 2019 (“PNC Acquisition”).
During Q4 2019, Federated derived 57% of its revenue from long-term assets (39% from equity assets, 13% from fixed-income assets and 5% from alternative/private markets and multi-asset), 42% from money market assets, and 1% from sources other than managed assets.
Operating expenses increased $36.0 million or 16% primarily due to an increase in distribution expenses associated with higher average money market fund assets and an increase in compensation and related expenses.
Nonoperating income (expenses), net increased $15.0 million primarily due to an increase in the market value of investments primarily held by consolidated investment companies and an increase in private equity carried interest income on assets managed by a nonconsolidated entity.
Q4 2019 vs. Q3 2019
Revenue increased $17.7 million or 5% primarily due to higher average money market assets and the PNC Acquisition.
Operating expenses increased by $4.2 million or 2% primarily due to an increase in distribution expenses associated with higher average money market fund assets.
2019 vs. 2018
Revenue increased $191.2 million or 17% primarily due to higher average money market assets and the consolidation of Hermes’ revenue for the full year in 2019 as compared to half of the year in 2018. These increases were partially offset by a decrease in revenue from lower average domestic equity and multi-asset assets and a change in the mix of average domestic fixed-income assets.
During 2019, Federated derived 59% of its revenue from long-term assets (40% from equity assets, 14% from fixed-income assets and 5% from alternative/private markets and multi-asset), 40% from money market assets, and 1% from sources other than managed assets.
Operating expenses increased by $173.6 million or 22% primarily due to Hermes’ expenses being included for the full year in 2019 as compared to half of the year in 2018 and an increase in distribution expenses associated with higher average money market fund assets.

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Nonoperating income (expenses), net increased $51.5 million primarily due to the FX Forward Loss recorded in 2018, an increase in private equity carried interest income on assets managed by a nonconsolidated entity, and an increase in the market value of investments primarily held by consolidated investment companies.
Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated's business activity levels and financial results. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Federated will host an earnings conference call at 9 a.m. Eastern on Jan. 31, 2020. Investors are invited to listen to Federated's earnings teleconference by calling 844-369-8770 (domestic) or 862-298-0840 (international) prior to the 9 a.m. start time. The call may also be accessed in real time via the About section of FederatedInvestors.com. A replay will be available from approximately 12:30 p.m. Eastern on Jan. 31, 2020 until Feb. 7, 2020 by calling 877-481-4010 (domestic) or 919-882-2331 (international) and entering access code 57109. An online replay will be available via FederatedInvestors.com for one year.
Federated Investors, Inc. is a leading global investment manager with $575.9 billion in assets under management as of Dec. 31, 2019. Our investment solutions span 135 equity, fixed-income, alternative/private markets, multi-asset and money market funds and a range of separately managed account strategies. Providing comprehensive investment management to more than 11,000 institutions and intermediaries, our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated’s nearly 1,900 employees include those in London, New York, Boston and several other offices worldwide. In 2018, Federated acquired a majority interest in Hermes Investment Management, which provides world-class active management and stewardship services.
Federated ranks in the top 6% of equity fund managers in the industry, the top 7% of money market fund managers and the top 12% of fixed-income fund managers1. Federated also ranks as the 12th-largest SMA manager2. Information regarding Hermes is available at Hermes-Investment.com. An analyst presentation that includes information about Hermes also is available. For more information, visit FederatedInvestors.com.
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1) Strategic Insight as of Dec. 31, 2019. Based on assets under management in U.S. open-end funds.
2) Money Management Institute/Cerulli Associates, Q3 2019.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Investment Management Limited and Hermes European Equities Limited, each a registered investment adviser.
Certain statements in this press release, such as those related to performance, investor preferences and demand, and asset flows and mix, constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, sustain product demand, and asset flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q4 and Full-Year 2019 Earnings	Page 4 of 12

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q4 2018 to Q4 2019	Quarter Ended	% Change Q3 2019 to Q4 2019
	Dec. 31, 2019	Dec. 31, 2018		Sept. 30, 2019
Revenue
Investment advisory fees, net	$243,631	$213,990	14%	$232,106	5%
Administrative service fees, net	69,568	52,022	34	64,216	8
Other service fees, net	44,826	41,204	9	44,018	2
Total Revenue	358,025	307,216	17	340,340	5

Operating Expenses
Compensation and related	111,436	99,153	12	112,247	(1)
Distribution	92,950	73,482	26	88,082	6
Systems and communications	14,731	11,528	28	13,353	10
Professional service fees	12,269	10,461	17	10,678	15
Office and occupancy	11,643	10,384	12	10,855	7
Advertising and promotional	4,785	5,174	(8)	4,102	17
Travel and related	4,180	4,627	(10)	4,158	1
Other	3,240	4,453	(27)	7,558	(57)
Total Operating Expenses	255,234	219,262	16	251,033	2
Operating Income	102,791	87,954	17	89,307	15

Nonoperating Income (Expenses)
Investment income (loss), net	4,737	(1,666)	384	444	NM
Debt expense	(1,066)	(1,522)	(30)	(1,239)	(14)
Other, net	5,209	(2,972)	275	8,264	(37)
Total Nonoperating Income (Expenses), net	8,880	(6,160)	244	7,469	19
Income before income taxes	111,671	81,794	37	96,776	15
Income tax provision	26,582	20,162	32	23,191	15
Net income including the noncontrolling interests in subsidiaries	85,089	61,632	38	73,585	16
Less: Net income attributable to the noncontrolling interests in subsidiaries	2,982	96	NM	623	379
Net Income	$82,107	$61,536	33%	$72,962	13%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$0.81	$0.61	33%	$0.72	13%
Weighted-Average Shares Outstanding
Basic and diluted	97,403	96,758		97,306
Dividends Declared Per Share	$0.27	$0.27		$0.27

1)
Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $2.9 million, $2.3 million and $2.8 million available to unvested restricted Federated shareholders for the quarterly periods ended Dec. 31, 2019, Dec. 31, 2018 and Sept. 30, 2019, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary.

Federated Reports Q4 and Full-Year 2019 Earnings	Page 5 of 12

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Year Ended
	Dec. 31, 2019	Dec. 31, 2018	% Change
Revenue
Investment advisory fees, net	$907,605	$773,418	17%
Administrative service fees, net	245,887	199,269	23
Other service fees, net	173,402	162,990	6
Total Revenue	1,326,894	1,135,677	17

Operating Expenses
Compensation and related	442,147	354,765	25
Distribution	340,663	287,580	18
Systems and communications	52,988	39,925	33
Office and occupancy	44,926	34,622	30
Professional service fees	43,714	42,903	2
Advertising and promotional	17,774	16,141	10
Travel and related	16,645	15,594	7
Other	20,110	13,867	45
Total Operating Expenses	978,967	805,397	22
Operating Income	347,927	330,280	5

Nonoperating Income (Expenses)
Investment income, net	9,416	1,628	478
Debt expense	(5,037)	(5,885)	(14)
Other, net	12,965	(29,849)	143
Total Nonoperating Income (Expenses), net	17,344	(34,106)	151
Income before income taxes	365,271	296,174	23
Income tax provision	88,146	73,875	19
Net income including the noncontrolling interests in subsidiaries	277,125	222,299	25
Less: Net income attributable to the noncontrolling interests in subsidiaries	4,786	2,002	139
Net Income	$272,339	$220,297	24%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$2.69	$2.18	23%
Weighted-Average Shares Outstanding
Basic and diluted	97,259	96,949
Dividends Declared Per Share	$1.08	$1.06

1)
Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $10.2 million and $8.6 million available to unvested restricted shareholders for the years ended Dec. 31, 2019 and Dec. 31, 2018, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary.

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Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Dec. 31, 2019	Dec. 31, 2018
Assets
Cash and other investments	$340,635	$190,490
Other current assets	120,649	113,611
Intangible assets, net, including goodwill	1,220,762	1,149,247
Other long-term assets	198,085	90,335
Total Assets	$1,880,131	$1,543,683

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$230,713	$181,180
Long-term debt	100,000	135,000
Other long-term liabilities	296,052	187,869
Redeemable noncontrolling interests	212,086	182,513
Equity excluding treasury stock	1,322,312	1,144,458
Treasury stock	(281,032)	(287,337)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,880,131	$1,543,683

Federated Reports Q4 and Full-Year 2019 Earnings	Page 7 of 12

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Year Ended
	Dec. 31, 2019	Sept. 30, 2019	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2018
Equity
Beginning assets	$80,750	$81,999	$84,143	$72,497	$62,816
Sales[1]	5,092	5,182	4,274	20,222	13,955
Redemptions[1]	(5,080)	(6,384)	(6,777)	(21,794)	(22,401)
Net sales (redemptions)[1]	12	(1,202)	(2,503)	(1,572)	(8,446)
Net exchanges	(12)	(11)	(180)	181	(116)
Acquisition-related	2,244	0	0	2,244	24,700
Impact of foreign exchange[2]	667	(577)	0	(28)	0
Market gains and (losses)[3]	5,350	541	(8,963)	15,689	(6,457)
Ending assets	$89,011	$80,750	$72,497	$89,011	$72,497

Fixed Income
Beginning assets	$65,824	$65,052	$65,369	$63,158	$64,160
Sales[1]	6,010	4,805	5,330	21,424	20,156
Redemptions[1]	(4,603)	(5,418)	(7,424)	(21,543)	(23,370)
Net sales (redemptions)[1]	1,407	(613)	(2,094)	(119)	(3,214)
Net exchanges	6	10	214	(208)	136
Acquisition-related	450	0	0	450	2,732
Impact of foreign exchange[2]	184	(107)	0	60	0
Market gains and (losses)[3]	1,152	1,482	(331)	5,682	(656)
Ending assets	$69,023	$65,824	$63,158	$69,023	$63,158

Alternative / Private Markets[4]
Beginning assets	$17,156	$17,917	$18,621	$18,318	$366
Sales[1]	426	384	437	1,443	1,250
Redemptions[1]	(486)	(813)	(530)	(2,459)	(1,315)
Net redemptions[1]	(60)	(429)	(93)	(1,016)	(65)
Net exchanges	(1)	(61)	1	(65)	(2)
Acquisition-related	0	0	0	0	18,509
Impact of foreign exchange[2]	1,302	(560)	0	694	0
Market gains and (losses)[3]	(295)	289	(211)	171	(490)
Ending assets	$18,102	$17,156	$18,318	$18,102	$18,318

Multi-asset
Beginning assets	$4,140	$4,213	$4,790	$4,093	$5,014
Sales[1]	85	65	119	332	493
Redemptions[1]	(206)	(218)	(369)	(893)	(1,044)
Net redemptions[1]	(121)	(153)	(250)	(561)	(551)
Net exchanges	(4)	57	(23)	55	(21)
Acquisition-related	11	0	0	11	45
Market gains and (losses)[3]	173	23	(424)	601	(394)
Ending assets	$4,199	$4,140	$4,093	$4,199	$4,093

Total Long-term Assets[4]
Beginning assets	$167,870	$169,181	$172,923	$158,066	$132,356
Sales[1]	11,613	10,436	10,160	43,421	35,854
Redemptions[1]	(10,375)	(12,833)	(15,100)	(46,689)	(48,130)
Net sales (redemptions)[1]	1,238	(2,397)	(4,940)	(3,268)	(12,276)
Net exchanges	(11)	(5)	12	(37)	(3)
Acquisition-related	2,705	0	0	2,705	45,986
Impact of foreign exchange[2]	2,153	(1,244)	0	726	0
Market gains and (losses)[3]	6,380	2,335	$(9,929)	22,143	(7,997)
Ending assets	$180,335	$167,870	$158,066	$180,335	$158,066

1)	For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

2)
Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes. Reporting only contains foreign exchange separately beginning with Q1 2019, previously included in Market gains and (losses).

3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates for periods prior to 2019.

4)
Ending assets includes $8.2 billion, $8.0 billion and $8.3 billion at Dec. 31, 2019, Sept. 30, 2019 and Dec. 31, 2018, respectively, of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.

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Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	Dec. 31, 2019
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]
Beginning assets	$42,575	$38,175	$42,329	$23,495	$10,826	$6,330	$3,952	$188	$99,682	$68,188
Sales	3,252	1,840	4,464	1,546	367	59	82	3	8,165	3,448
Redemptions	(3,023)	(2,057)	(3,604)	(999)	(470)	(16)	(199)	(7)	(7,296)	(3,079)
Net sales (redemptions)	229	(217)	860	547	(103)	43	(117)	(4)	869	369
Net exchanges	(12)	0	86	(80)	(1)	0	(4)	0	69	(80)
Acquisition-related	2,191	53	450	0	0	0	11	0	2,652	53
Impact of foreign exchange[3]	387	280	167	17	810	492	0	0	1,364	789
Market gains and (losses)[4]	2,742	2,608	331	821	(143)	(152)	158	15	3,088	3,292
Ending assets	$48,112	$40,899	$44,223	$24,800	$11,389	$6,713	$4,000	$199	$107,724	$72,611

	Year Ended
	Dec. 31, 2019
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]
Beginning assets	$36,584	$35,913	$40,490	$22,668	$11,365	$6,953	$3,920	$173	$92,359	$65,707
Sales	12,380	7,842	16,730	4,694	1,062	381	317	15	30,489	12,932
Redemptions	(11,757)	(10,037)	(16,311)	(5,232)	(1,721)	(738)	(864)	(29)	(30,653)	(16,036)
Net sales (redemptions)	623	(2,195)	419	(538)	(659)	(357)	(547)	(14)	(164)	(3,104)
Net exchanges	181	0	(98)	(110)	(65)	0	55	0	73	(110)
Acquisition-related	2,191	53	450	0	0	0	11	0	2,652	53
Impact of foreign exchange[3]	54	(82)	72	(12)	430	264	0	0	556	170
Market gains and (losses)[4]	8,479	7,210	2,890	2,792	318	(147)	561	40	12,248	9,895
Ending assets	$48,112	$40,899	$44,223	$24,800	$11,389	$6,713	$4,000	$199	$107,724	$72,611

1)
Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

2)	Ending assets includes $8.2 billion of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.
3) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.

4)	Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Reports Q4 and Full-Year 2019 Earnings	Page 9 of 12

Unaudited Changes in Long-Term Assets - By Product Type
(in millions)

	Quarter Ended			Year Ended
	Dec. 31, 2019	Sept. 30, 2019	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2018

Total Fund Assets[1]
Beginning assets	$99,682	$100,946	$101,437	$92,359	$79,301
Sales	8,165	6,900	7,868	30,489	26,601
Redemptions	(7,296)	(7,986)	(10,375)	(30,653)	(32,361)
Net sales (redemptions)	869	(1,086)	(2,507)	(164)	(5,760)
Net exchanges	69	0	13	73	0
Acquisition-related	2,652	0	0	2,652	23,564
Impact of foreign exchange[2]	1,364	(725)	0	556	0
Market gains and (losses)[3]	3,088	547	(6,584)	12,248	(4,746)
Ending assets	$107,724	$99,682	$92,359	$107,724	$92,359

Total Separate Accounts Assets[4]
Beginning assets	$68,188	$68,235	$71,486	$65,707	$53,055
Sales[5]	3,448	3,536	2,292	12,932	9,253
Redemptions[5]	(3,079)	(4,847)	(4,725)	(16,036)	(15,769)
Net sales (redemptions)[5]	369	(1,311)	(2,433)	(3,104)	(6,516)
Net exchanges	(80)	(5)	(1)	(110)	(3)
Acquisition-related	53	0	0	53	22,422
Impact of foreign exchange[2]	789	(519)	0	170	0
Market gains and (losses)[3]	3,292	1,788	(3,345)	9,895	(3,251)
Ending assets	$72,611	$68,188	$65,707	$72,611	$65,707

Total Long-term Assets[1,4]
Beginning assets	$167,870	$169,181	$172,923	$158,066	$132,356
Sales[5]	11,613	10,436	10,160	43,421	35,854
Redemptions[5]	(10,375)	(12,833)	(15,100)	(46,689)	(48,130)
Net sales (redemptions)[5]	1,238	(2,397)	(4,940)	(3,268)	(12,276)
Net exchanges	(11)	(5)	12	(37)	(3)
Acquisition-related	2,705	0	0	2,705	45,986
Impact of foreign exchange[2]	2,153	(1,244)	0	726	0
Market gains and (losses)[3]	6,380	2,335	(9,929)	22,143	(7,997)
Ending assets	$180,335	$167,870	$158,066	$180,335	$158,066
1) Includes $8.2 billion, $8.0 billion and $8.3 billion at Dec. 31, 2019, Sept. 30, 2019 and Dec. 31, 2018, respectively, of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes. Reporting only contains foreign exchange separately beginning with Q1 2019, previously included in Market gains and (losses).
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates for periods prior to 2019.
4) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
5) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Reports Q4 and Full-Year 2019 Earnings	Page 10 of 12

Unaudited Managed Assets (in millions)	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018
By Asset Class
Equity	$89,011	$80,750	$81,999	$80,245	$72,497
Fixed-income	69,023	65,824	65,052	64,107	63,158
Alternative / private markets[1]	18,102	17,156	17,917	17,854	18,318
Multi-asset	4,199	4,140	4,213	4,259	4,093
Total long-term assets	180,335	167,870	169,181	166,465	158,066
Money market	395,539	359,292	333,066	318,413	301,794
Total Managed Assets	$575,874	$527,162	$502,247	$484,878	$459,860

By Product Type
Funds:
Equity	$48,112	$42,575	$43,443	$42,057	$36,584
Fixed-income	44,223	42,329	42,084	41,189	40,490
Alternative / private markets[1]	11,389	10,826	11,400	11,164	11,365
Multi-asset	4,000	3,952	4,019	4,072	3,920
Total long-term assets	107,724	99,682	100,946	98,482	92,359
Money market	286,612	261,215	231,321	214,764	208,480
Total Fund Assets	$394,336	$360,897	$332,267	$313,246	$300,839
Separate Accounts:
Equity	$40,899	$38,175	$38,556	$38,188	$35,913
Fixed-income	24,800	23,495	22,968	22,918	22,668
Alternative / private markets	6,713	6,330	6,517	6,690	6,953
Multi-asset	199	188	194	187	173
Total long-term assets	72,611	68,188	68,235	67,983	65,707
Money market	108,927	98,077	101,745	103,649	93,314
Total Separate Account Assets	$181,538	$166,265	$169,980	$171,632	$159,021
Total Managed Assets	$575,874	$527,162	$502,247	$484,878	$459,860
1) Includes $8.2 billion, $8.0 billion, $8.4 billion, $8.1 billion, and $8.3 billion at Dec. 31, 2019, Sept. 30, 2019, June 30, 2019, March 31, 2019, and Dec. 31, 2018, respectively, of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.

Federated Reports Q4 and Full-Year 2019 Earnings	Page 11 of 12

Unaudited Average Managed Assets	Quarter Ended
(in millions)	Dec. 31, 2019	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018
By Asset Class
Equity	$84,448	$82,027	$80,819	$77,554	$78,084
Fixed-income	67,602	65,074	64,913	64,167	63,881
Alternative / private markets[1]	17,838	17,407	17,772	18,311	18,410
Multi-asset	4,149	4,167	4,225	4,225	4,449
Total long-term assets	174,037	168,675	167,729	164,257	164,824
Money market	376,029	349,313	325,527	311,150	278,885
Total Avg. Managed Assets	$550,066	$517,988	$493,256	$475,407	$443,709
By Product Type
Funds:
Equity	$44,984	$43,077	$42,571	$40,217	$39,871
Fixed-income	43,304	41,958	41,652	41,095	41,088
Alternative / private markets[1]	11,283	11,035	11,146	11,545	11,351
Multi-asset	3,956	3,978	4,034	4,042	4,268
Total long-term assets	103,527	100,048	99,403	96,899	96,578
Money market	274,116	249,846	222,282	209,260	194,009
Total Avg. Fund Assets	$377,643	$349,894	$321,685	$306,159	$290,587
Separate Accounts:
Equity	$39,464	$38,950	$38,248	$37,337	$38,213
Fixed-income	24,298	23,116	23,261	23,072	22,793
Alternative / private markets	6,555	6,372	6,626	6,766	7,059
Multi-asset	193	189	191	183	181
Total long-term assets	70,510	68,627	68,326	67,358	68,246
Money market	101,913	99,467	103,245	101,890	84,876
Total Avg. Separate Account Assets	$172,423	$168,094	$171,571	$169,248	$153,122
Total Avg. Managed Assets	$550,066	$517,988	$493,256	$475,407	$443,709
1) The average balance includes $8.3 billion, $8.1 billion, $8.1 billion, $8.4 billion and $8.3 billion for the quarters ended Dec. 31, 2019, Sept. 30, 2019, June 30, 2019, March 31, 2019 and Dec. 31, 2018, respectively, of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.

Federated Reports Q4 and Full-Year 2019 Earnings	Page 12 of 12

Unaudited Average Managed Assets	Year Ended
(in millions)	Dec. 31, 2019	Dec. 31, 2018
By Asset Class
Equity	$81,212	$70,680
Fixed-income	65,375	63,454
Alternative / private markets[1]	17,896	9,397
Multi-asset	4,192	4,764
Total long-term assets	168,675	148,295
Money market	340,505	267,093
Total Avg. Managed Assets	$509,180	$415,388
By Product Type
Funds:
Equity	$42,712	$36,984
Fixed-income	41,938	40,952
Alternative / private markets[1]	11,317	5,784
Multi-asset	4,003	4,554
Total long-term assets	99,970	88,274
Money market	238,876	182,828
Total Avg. Fund Assets	$338,846	$271,102
Separate Accounts:
Equity	$38,500	$33,696
Fixed-income	23,437	22,502
Alternative / private markets	6,579	3,613
Multi-asset	189	210
Total long-term assets	68,705	60,021
Money market	101,629	84,265
Total Avg. Separate Account Assets	$170,334	$144,286
Total Avg. Managed Assets	$509,180	$415,388
1) The average balance includes $8.2 billion and $4.1 billion for the years ended Dec. 31, 2019 and 2018, respectively, of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.